W.W. Grainger, Inc. and Subsidiaries        EXHIBIT 11
                         COMPUTATIONS OF EARNINGS PER SHARE

                      1994        1993        1992       1991        1990
                  ----------   ---------   ----------  ---------   ----------
Average number of
 common shares
 outstanding during
 the year         50,732,625   51,410,228  52,747,423  53,597,448  54,681,010
                  ==========   ==========  ==========  ==========  ==========
 Common equivalents (a)
  Shares issuable
  under outstanding
  options and stock
  appreciation
  rights           1,380,529    1,304,037   1,367,030   1,349,541   1,072,882
  Shares which could
  have been
  purchased based on
  the average market
  value for the
  period             891,933      809,773     870,576     953,873    852,814
                   ---------   ----------  ----------  ----------  ---------
                     488,596      494,264     496,454     395,668    220,068

 Dilutive effect of
  exercised options and
  stock appreciation
  rights prior to being
  exercised            5,255        6,414      12,752       7,531      4,214
                    --------   ----------  ----------  ----------  ---------
 Shares for the
  portion of the
  period that the
  options and stock
  appreciation rights
  were outstanding   493,851      500,678     509,206    403,199     224,282
                    --------   ----------  ----------  ---------  ----------
Average number of
 common and common
 equivalent shares
 outstanding during
 the year         51,226,476   51,910,906  53,256,629 54,000,647  54,905,292
                  ==========   ==========  ========== ==========  ==========
Net earnings before
 cumulative effect
 of accounting
 changes        $127,874,000 $149,267,000 $137,242,000 $127,737,000 $126,775,000

Cumulative effect of
 accounting changes        --    (820,000)         --          --         --
                ------------ ------------ ------------ ------------ -----------
Net earnings    $127,874,000 $148,447,000 $137,242,000 $127,737,000 $126,775,000
                ============ ============ ============ ============ ==========

Earnings per share
 before accounting
 changes               $2.50        $2.88       $2.58       $2.37       $2.31
Cumulative effect of
 accounting changes
 per share                --        (0.02)         --          --          --
                  -----------  -----------  ---------- -----------  ----------
Earnings per share     $2.50        $2.86       $2.58       $2.37       $2.31
                  ===========  ===========  ==========  ==========  ==========

(a)Does not include options which are not dilutive. Effect under fully diluted computation is not material.
  35
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